UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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COMPASS DIVERSIFIED TRUST

(Name of Registrant as Specified In Its Charter)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Compass Diversified Trust
Compass Group Diversified Holdings LLC
Notice of Annual Meeting of Shareholders
April 20, 2007
Dear Shareholder:
     You are cordially invited to attend our Annual Meeting of Shareholders, which will be held on Friday, May 25, 2007 at 10:00 a.m., Eastern Time, at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854.
     We enclose our proxy statement, a proxy card and our annual report. The proxy statement contains important information about the Annual Meeting, the proposals we will consider and how you can vote your shares.
     Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. Please submit your proxy regardless of whether you will attend the Annual Meeting. This will help us ensure that your vote is represented at the Annual Meeting. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted, if for any reason, you are unable to attend.
     On behalf of the board of directors and the management of Compass Group Diversified Holdings LLC, I extend our appreciation for your investment in Compass Diversified Trust. We look forward to seeing you at the Annual Meeting.
Sincerely,
C. Sean Day
Chairman of the Board of Directors

Compass Diversified Trust
Compass Group Diversified Holdings LLC
April 20, 2007
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Friday, May 25, 2007
     Compass Diversified Trust’s 2007 Annual Meeting of Shareholders will be held on Friday, May 25, 2007 at 10:00 a.m., Eastern Time, at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854, for the following purposes:
•	to elect two directors to our board of directors to serve for a three-year term;

•	to vote on a proposal to amend the Trust Agreement;

•	to vote on a proposal to ratify the selection of Grant Thornton LLP to serve as the independent auditor for the Trust and the company for the fiscal year ending December 31, 2007; and

•	to transact such other business as may properly come before the meeting.
          These matters are more fully described in the enclosed proxy statement. The board of directors recommends that you vote FOR the election of directors, the amendment of the Trust Agreement and the ratification of the independent auditor.
     Shareholders of record at the close of business on April 10, 2007 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices at 61 Wilton Road, Westport, Connecticut 06880.
     To be sure that your shares are properly represented at the meeting, whether or not you attend, please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 5:00 p.m., Eastern Time, on May 24, 2007.
     You will be required to bring certain documents with you to be admitted to the Annual Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual Meeting to ensure that you comply with these requirements.
     By order of the board of directors.
Sincerely,
James J. Bottiglieri
Secretary

     Compass Diversified Trust, a Delaware statutory trust which we refer to as the “Trust”, owns its businesses and investments through Compass Group Diversified Holdings LLC, a Delaware limited liability company which we refer to as the Company. Except where the context indicates otherwise, “Compass Group Diversified Holdings,” “we,” “us,” and “our” refer to the Company. References to “shareholders” refer to shareholders of Compass Diversified Trust.

COMPASS DIVERSIFIED TRUST
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
61 Wilton Road
Westport, Connecticut 06880
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
     This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Compass Group Diversified Holdings LLC (the “Company”), a Delaware limited liability company, for the Annual Meeting of Shareholders of Compass Diversified Trust (the “Trust”), to be held on May 25, 2007 at 10:00 a.m., Eastern Time, at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854 and for any adjournments or postponements of the 2007 Annual Meeting of Shareholders. The notice of annual meeting, proxy statement and proxy are first being mailed or given to shareholders on or about April 20, 2007.
PURPOSE OF MEETING
     As described in more detail in this proxy statement, the Annual Meeting is being held for the following purposes:
•	to elect two directors to our board of directors, each to serve for a three-year term;

•	to vote on a proposal to amend the Trust Agreement;

•	to vote on a proposal to ratify the selection of Grant Thornton LLP to serve as the independent auditor for the Trust and the Company for the fiscal year ending December 31, 2007; and

•	to transact such other business as may properly come before the meeting.
ATTENDING AND VOTING AT THE ANNUAL MEETING
     The Bank of New York has been selected as our inspector of election. As part of its responsibilities, The Bank of New York is required to independently verify that you are a shareholder of Compass Diversified Trust eligible to attend the Annual Meeting, and to determine whether you may vote in person at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.
Check-in Procedure for Attending the Annual Meeting
     Shareholders of Record. The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a shareholder of record or you represent a shareholder of record.
•	Individuals. If you are a shareholder of record holding shares in your own name, you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport). Trustees who are individuals and named as shareholders of record are in this category.

•	Individuals Representing a Shareholder of Record. If you attend on behalf of a shareholder of record, whether such shareholder is an individual, corporation, trust or partnership:
•	you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport); AND

•	either:

•	you must bring to the Annual Meeting a letter from that shareholder of record authorizing you to attend the Annual Meeting on their behalf; OR

•	we must have received by 5:00 p.m., Eastern Time, on May 24, 2007 a duly executed proxy card from the shareholder of record appointing you as proxy.

     Beneficial Owners. If your shares are held by a bank or broker (often referred to as “holding in street name”) you should go to the “Beneficial Owners” check-in area at the Annual Meeting. Because you hold in street name, your name does not appear on the share register of the Trust. The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a beneficial owner or you represent a beneficial owner.
•	Individuals. If you are a beneficial owner, you must bring to the Annual Meeting:

•	either:
•	a form of government-issued photo identification (e.g., a driver’s license or passport); AND

•	a legal proxy that you have obtained from your bank or broker; OR

•	your most recent brokerage account statement or a recent letter from your bank or broker showing that you own shares of Compass Diversified Trust.
•	Individuals Representing a Beneficial Owner. If you attend on behalf of a beneficial owner, you must bring to the Annual Meeting:
•	a letter from the beneficial owner authorizing you to represent its shares at the Annual Meeting; AND

•	the identification and documentation specified above for individual beneficial owners.
Voting in Person at the Annual Meeting
     Shareholders of Record. Shareholders of record may vote their shares in person at the Annual Meeting by ballot. Each proposal has a separate ballot. You must properly complete, sign, date and return the ballots to the inspector of election at the Annual Meeting to vote in person. To receive ballots, you must bring with you the documents described below:
•	Individuals. You will receive ballots at the check-in table when you present your identification. If you have already returned your proxy card to us and do not want to change your votes, you do not need to complete the ballots. If you do complete and return the ballots to us, your proxy card will be automatically revoked.

•	Individuals Voting on Behalf of Another Individual. If you will vote on behalf of another individual who is a shareholder of record, we must have received by 5:00 p.m., Eastern Time, on May 24, 2007 a duly executed proxy card from such individual shareholder of record appointing you as his or her proxy. If we have received the proxy card, you will receive ballots at the check-in table when you present your identification.

•	Individuals Voting on Behalf of a Legal Entity. If you represent a shareholder of record that is a legal entity, you may vote that legal entity’s shares if it authorizes you to do so. The documents you must provide to receive ballots at the check-in table depend on whether you are representing a corporation, trust, partnership or other legal entity.

•	If you represent a corporation, you must:
•	bring to the Annual Meeting a letter or other document from the corporation, on the corporation’s letterhead and signed by an officer of the corporation, that authorizes you to vote the Corporation’s shares on its behalf; OR

•	we must have received by 5:00 p.m., Eastern Time, on May 24, 2007 a duly executed proxy card from the corporation appointing you as its proxy.
•	If you represent a trust, partnership or other legal entity, we must have received by 5:00 p.m., Eastern Time, on May 24, 2007 a duly executed proxy card from the legal entity appointing you as its proxy. A letter or other document will not be sufficient for you to vote on behalf of a trust, partnership or other legal entity other than a corporation.
     Beneficial Owners. If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. Because your name does not appear on the share register of the Trust, you will not be able to vote in person at the Annual Meeting unless you request a legal proxy from your bank or broker and bring it with you to the Annual Meeting.
•	Individuals. As an individual, the legal proxy will have your name on it. You must present the legal proxy at check-in to the inspector of election at the Annual Meeting to receive your ballots.

•	Individuals Voting on Behalf of a Beneficial Owner. Because the legal proxy will not have your name on it, to receive your ballots you must:
•	present the legal proxy at check-in to the inspector of election at the Annual Meeting; AND

•	bring to the Annual Meeting a letter from the person or entity named on the legal proxy that authorizes you to vote its shares at the Annual Meeting.

APPOINTMENT OF PROXY
General
     Shareholders of Record. We encourage you to appoint a proxy to vote on your behalf by promptly submitting the enclosed proxy card, which is solicited by our board and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to return your completed proxy to us regardless of whether you will attend the Annual Meeting to ensure that your vote is represented at the Annual Meeting.
     PLEASE RETURN YOUR PROXY CARD TO US IN THE ACCOMPANYING ENVELOPE NO LATER THAN 5:00 P.M., EASTERN TIME, ON MAY 24, 2007. IF WE DO NOT RECEIVE YOUR PROXY CARD BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.
     The persons named in the proxy card have been designated as proxies by our board. The designated proxies are officers of the Company. They will vote as directed by the completed proxy card.
     Shareholders of record may appoint another person to attend the Annual Meeting and vote on their behalf by crossing out the board-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the Annual Meeting, the inspector of election will verify such person’s authorization to vote on your behalf by reference to your proxy card. If you would like to appoint a person as proxy other than those designated by our board, you must do so by using the proxy card, as described above.
     If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see “Revocation of Proxy” below for more information.
     Beneficial Owners. If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. You should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the Annual Meeting.
Voting by the Designated Proxies
     The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the proxies designated by our board in accordance with the recommendations of our board. Our board recommends:
•	a vote FOR each of the two nominees for director, each to serve for a three-year term (Proposal 1);

•	a vote FOR the proposal to amend the Trust Agreement (Proposal 2), and;

•	a vote FOR the proposal to ratify the selection of Grant Thornton LLP as the Trust’s and the Company’s independent auditor for the fiscal year ending December 31, 2007 (Proposal 3).
     If any other matter properly comes before the Annual Meeting, your proxies will vote on that matter in their discretion.
Revocation of Proxy
     You may revoke or change your proxy before the Annual Meeting by:
•	sending us a duly executed written notice of revocation prior to the Annual Meeting;

•	attending the Annual Meeting and voting in person; OR

•	ensuring that we receive from you, prior to 5:00 p.m., Eastern Time, on May 24, 2007 a new proxy card with a later date.
     Any written notice of revocation must be sent to the attention of James J. Bottiglieri, Secretary, Compass Group Diversified Holdings LLC, 61 Wilton Road, Westport, Connecticut 06880 or by facsimile to (203) 221-8253.

APPROVAL OF PROPOSALS AND SOLICITATION
     Each shareholder who owned shares of Trust stock on April 10, 2007, the record date for the determination of shareholders entitled to vote at the Annual Meeting, is entitled to one vote for each share of Trust stock. On April 10, 2007, we had 20,450,000 shares of Trust stock issued and outstanding that was held by approximately 5,500 beneficial holders.
Quorum
     Under the Amended and Restated Trust Agreement of the Trust dated April 25, 2006 (the “Trust Agreement”), the shareholders present in person or by proxy holding a majority of the outstanding shares of Trust stock entitled to vote shall constitute a quorum at a meeting of shareholders of Compass Diversified Trust. Holders of shares of Trust stock are the only shareholders entitled to vote at the Annual Meeting. Shares represented by proxies that are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum. Shares of Trust stock that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. All three proposals described in this proxy are discretionary items.
     If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of outstanding Trust stock entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.
Approval of Proposals
     For the election of directors (Proposal 1), the affirmative vote of at least a plurality of the votes cast on such proposal is required. For the approval of the proposal to amend the Trust Agreement (Proposal 2) and the proposal to ratify the selection of Grant Thornton LLP as the independent auditor for the Trust and the Company (Proposal 3), the affirmative vote of at least a majority of the outstanding shares present in person or represented by proxy at the annual meeting is required. An abstention will not be counted as a vote cast. With the exception of certain business combinations, as such term is defined in the Trust Agreement, any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the votes cast. A broker non-vote would also not be counted as a vote cast.
     Proposals 1, 2 and 3 are “discretionary” items. Nasdaq Global Select Market Exchange, which we refer to as Nasdaq, member brokers that do not receive instructions from beneficial owners may vote your shares in their discretion. We currently do not have any proposals that are “non-discretionary” items. In the case of non-discretionary items, member brokers may not vote on the proposal without specific voting instructions from beneficial owners, resulting in a broker non-vote.
     Under the terms of the second amended and restated operating agreement of Compass Group Diversified Holdings LLC, which we refer to as the LLC agreement, and the Trust Agreement, with respect to those matters subject to vote by the members of the Company, the Company will act at the direction of the Trust. The Trust Agreement requires Compass Diversified Trust to vote 100% of the limited liability interests of the Company, or the LLC interests, of which it is the sole holder, in the same proportion as the vote of holders of the Trust stock. In this way the voting rights of members of the Company will effectively be exercised by the shareholders of the Trust by proxy. The LLC agreement provides that the members are entitled, at the annual meeting of members of the Company, to vote for the election of all of the directors other than the director, appointed by our manager, Compass Group Management LLC (our “Manager”). At this meeting, Class I directors will be elected in accordance with the LLC agreement; see “Board Compensation and Independence” for a description of Class I directors. The Trust will vote its LLC interests as directed at the Company’s annual members’ meeting promptly following the tabulation of votes cast at this Annual Meeting.
     All votes will be tabulated by The Bank of New York, the proxy tabulator and inspector of election appointed for the Annual Meeting. The Bank of New York will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
     We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We have retained Innisfree M&A Incorporated to distribute copies of these proxy materials to banks, brokers, fiduciaries and custodians, or their agents, holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners for a base fee of $10,000, plus reimbursement of expenses.
     We may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and/or employees of our Manager. We will not pay any additional compensation to these individuals for any such services.

PROPOSAL 1:
ELECTION OF DIRECTORS
Board Composition
     Our board of directors, which we sometimes refer to as our board, consists of seven directors, all of whom were initially appointed by our Manager, at the time of our initial public offering and four of whom are the Company’s independent directors. Our Board has the ability to decrease or increase the size of the board of directors to no less than five or up to thirteen directors, respectively. Six of our directors are elected by our shareholders and one director is appointed by our Manager. The board of directors is divided into three classes serving staggered three year terms. The terms of office of Classes I, II and III expire at different times in annual succession, with one class being elected at each annual meeting of shareholders. Messrs. Edwards and Lazarus are members of Class I and are up for election at this year’s annual meeting. Messrs. Bottiglieri and Waitman are Class II members and will serve until the 2008 annual meeting and Messrs. Day and Ewing are members of Class III and will serve until the 2009 annual meeting.
     Pursuant to the LLC agreement, as holder of the allocation interest, our Manager has the right to appoint one director to the Company’s board of directors. Mr. Massoud, our Chief Executive Officer, was initially appointed as the Manager’s appointed director and is currently serving as the director appointed by our Manager. Any appointed director will not be required to stand for election by the shareholders.
Director Independence
     Pursuant to our governing documents, our Board will consist of at least a majority of independent directors at all times. Our Board has reviewed the materiality of any relationship that each of our directors has with the Trust or the Company, either directly or indirectly. Based on this review, the Board has determined that the following directors are “independent directors” as defined by the Nasdaq Global Select Market: Messrs. Edwards, Ewing, Lazarus and Waitman.
Election of Directors
     The Class I directors will be elected at this Annual Meeting and will serve a term that expires at our 2010 Annual Meeting. Messrs. Edwards and Lazarus have been nominated for re-election as Class I directors.
     The following paragraphs describe the business experience and education of our directors. The two nominees for election at the Annual Meeting are listed first.
     Harold S. Edwards has served as a director of the Company since April 2006. Mr. Edwards has been the president and chief executive officer of Limoneira Company, an agricultural, real estate and community development company, since November 2004. Prior to joining Limoneira Company, Mr. Edwards was the president of Puritan Medical Products, a division of Airgas Inc. from January 2003 to November 2004; vice president and general manager of Latin American and Global Expert of Fischer Scientific International, Inc. from September 2001 to December 2002; general manager of Cargill Animal Nutrition Philippines operations, a division of Cargill, Inc. from May 2001 to September 2001; and managing director of Agribrands Philippines, Inc., a division of Agribrands International (Purina) from 1999 to May 2001. Mr. Edwards is a graduate of American Graduate School of International Management and Lewis and Clark College.
     Mark H. Lazarus has served as a director of the Company since April 2006. Mr. Lazarus has been the president of Turner Entertainment Group since 2003. In this capacity, he oversees TBS, Turner Network Television, Turner Classic Movies and Turner South, the Turner animation unit, which includes Cartoon Network, Boomerang and cartoonnetwork.com, Turner Sports, and Turner Entertainment Sales and Marketing. Prior to being named the Turner Entertainment Group’s president, Mr. Lazarus served as president of Turner Entertainment Sales and Marketing and president of Turner Sports from 1999 to 2003. Prior to joining Turner Broadcasting in 1990, Mr. Lazarus was a network buyer and planner for Backer, Spielvogel, Bates, Inc., and an account executive for NBC Cable. Mr. Lazarus is a graduate of Vanderbilt University.
     C. Sean Day has served as a director of the Company since April 2006. Since 1999, Mr. Day has been the president of Seagin International and was the chairman of the board of directors of The Compass Group International LLC, which we refer to as The Compass Group. Previously, Mr. Day was president and chief executive officer of Navios Corporation, a large bulk shipping company based in Stamford, Connecticut. Mr. Day has also held a number of senior management positions in the shipping and finance industries. Mr. Day is a graduate of the University of Capetown and Oxford University. Mr. Day is currently the chairman of the boards of directors of Teekay Shipping Corporation, Teekay Offshore GP LLC, the general partner of Teekay Offshore Partners LP, Teekay GP LLC, the general partner of Teekay LNG Partners LP, and a member of the board of directors of Kirby Corporation, all NYSE listed companies, and serves as a director for certain of our subsidiary companies.

     I. Joseph Massoud has served as a director of the Company since December 2005. In addition to being the managing partner of our Manager, Mr. Massoud has been the Chief Executive Officer of the Company since its inception on November 18, 2005. From 1998 to November 2005, Mr. Massoud was the president and managing partner of The Compass Group. Previously, Mr. Massoud was an executive officer with Petroleum Heat and Power, Inc., which we refer to as Petro, an active acquirer and manager of home heating oil businesses. Prior to joining Petro, Mr. Massoud was with Colony Capital, Inc., a Los Angeles based private equity firm. Mr. Massoud has also worked as a management consultant with McKinsey & Co. Mr. Massoud is a summa cum laude graduate of Claremont McKenna College and the Harvard Business School. Mr. Massoud currently serves as a director for all of our subsidiary companies, as well as for Teekay LNG Partners, an NYSE Company.
     James J. Bottiglieri has served as a director of the Company since December 2005. Mr. Bottiglieri has been the Chief Financial Officer of the Company since its inception on November 18, 2005. Mr. Bottiglieri has also been an executive vice president of The Compass Group since October 2005. Previously, Mr. Bottiglieri was the senior vice president/controller of WebMD Corporation, which we refer to as WebMD, a leading provider of business, technology and information solutions to the health care industry. Prior to joining WebMD, Mr. Bottiglieri was vice president/controller of Star Gas Corporation, a diversified home energy distributor and service provider which was also an affiliate of Petro. Mr. Bottiglieri has also worked with a predecessor firm of KPMG LLP, a public accounting firm. Mr. Bottiglieri became a certified public accountant in 1980. Mr. Bottiglieri is a graduate of Pace University. Mr. Bottiglieri serves as a director for all of our subsidiary companies.
     D. Eugene Ewing has served as a director since April 2006. Mr. Ewing is the managing member of Deeper Water Consulting, LLC, which we refer to as Deeper Water, which provides long term strategic financial and business operating advice to its clients. His areas of specialty include business management, financial structuring, and strategic tax planning and corporate transactions. Deeper Water’s clients include companies in a variety of industries including real estate, manufacturing and professional services. He was formerly a partner at Arthur Andersen LLP for 18 years and an executive of the Fifth Third Bank. Mr. Ewing is on the advisory boards for the business schools at Northern Kentucky University and the University of Kentucky. Mr. Ewing is a graduate of the University of Kentucky. Mr. Ewing is also a member of the board of directors of CBS Personnel Holdings, Inc.
     Ted Waitman has served as a director of the company since April 2006. Mr. Waitman is presently the chief executive officer and member of the board of directors of CPM-Roskamp Champion, or CPM, a leading designer and manufacturer of process equipment for the oilseed and animal feed industries based in Waterloo, Iowa. Mr. Waitman has served in a variety of roles with CPM since 1978, including manufacturing manager of worldwide operations and general manager for the Roskamp Champion division. Mr. Waitman is currently the president of the Process Equipment Manufacturers Association. Mr. Waitman is a graduate of the University of Evansville.
Recommendation of the Board
     Our board of directors recommends that you vote FOR the election of Messrs. Edwards and Lazarus to our board as Class I directors for a term ending at our 2010 Annual Meeting.

PROPOSAL 2:
AMENDMENT OF THE TRUST AGREEMENT
     On February 22, 2007, the board of directors approved, subject to shareholder approval, an amendment to the Trust Agreement, attached hereto as Exhibit A. The amendment would add a new provision to the Trust Agreement providing that, in the event that the sponsor of the Trust, which is the Company, determines that the Trust is, or is reasonably likely to be, required to issue Schedules K-1 to shareholders, or if the board of directors determines that it is otherwise reasonable and prudent to do so, the sponsor may, in lieu of the procedures set forth in the Trust Agreement and without the consent or approval of any other person, amend or amend and restate the Trust Agreement as necessary so that with respect to all or any periods the Trust will be treated as a partnership for federal income tax purposes and to provide for those provisions that are customary, necessary or useful for an entity treated as a partnership for federal income tax purposes. Shareholders are being asked to approve one amendment to the Trust Agreement.
     The board of directors believes that it is in the best interests of the Trust and its shareholders to adopt the amendment to the Trust Agreement. Recent guidance from the Internal Revenue Service, which we refer to as the IRS, has suggested that certain attributes of the Trust may cause it to not constitute a fixed-investment Trust, and thus, may prevent it from qualifying to be a grantor Trust for federal income tax purposes. If the Trust were to be determined not to constitute a grantor trust for federal income tax purposes, it likely would be regarded as a partnership. While such recharacterization would affect the manner in which the Trust reports tax information to holders of shares it should not materially affect the timing of income or loss recognition or the character of income realized by and reportable by holders of shares. As a result, the board of directors would like to have, and would like to provide the Company with, the ability to respond to such guidance, and any additional guidance that may be provided by the IRS in the future, by directing the sponsor to amend or amend and restate the Trust Agreement without shareholder approval to incorporate those provisions that are customary, necessary or useful for an entity treated as a partnership for federal income tax purposes.
     The amendment, if approved, will give the Company, in the event that it determines the Trust is, or is reasonably likely to be, required to issue Schedules K-1 to shareholders, or the board of directors determines that it is otherwise reasonable and prudent to do so, the ability to amend or amend and restate the Trust Agreement without shareholder approval to incorporate those provisions that are customary, necessary or useful for an entity treated as a partnership for federal income tax purposes.
     The affirmative vote of at least a majority of the outstanding shares present in person or by proxy at the annual meeting is required to approve the amendment to the Trust Agreement.
Recommendation of the Board
     Our board of directors recommends that you vote FOR the amendment of the Trust Agreement.

PROPOSAL 3:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
General
     Our board has recommended and asks that you ratify the selection of Grant Thornton LLP as independent auditor for the Company and the Trust for the fiscal year ending December 31, 2007. You would be so acting based on the recommendation of our audit committee.
     Grant Thornton LLP was engaged by us to audit the annual financial statements of the Trust for our 2005 fiscal year and was appointed by our audit committee to audit the annual financial statements for the 2006 fiscal year. Based on its past performance during these audits, the audit committee of the board has selected Grant Thornton LLP as the independent auditor to perform the audit of our financial statements for 2007. Grant Thornton LLP is a registered public accounting firm. Information regarding Grant Thornton LLP can be found at: www.grantthornton.com.
     The affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the annual meeting is required to ratify the appointment of Grant Thornton LLP. If you do not ratify the selection of Grant Thornton LLP, our board will reconsider its selection of Grant Thornton LLP and may, in its sole discretion, make a new proposal for independent auditor.
     Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.
Fees
     The chart below sets forth the total amount billed to us by Grant Thornton LLP for services performed in 2006 and 2005, respectively, and breaks down these amounts by category of service:

	2006	2005
Audit Fees (1)	$1,256,556	$84,524
Audit-Related Fees (2)	515,294	900,906
Tax Fees	8,000	—
All Other Fees (3)	100,221	—

Total	$1,880,071	$985,430

(1)	“Audit Fees” are fees billed by Grant Thornton LLP for professional services for the audit of our consolidated financial statements included in our annual reports on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” are fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, which were rendered in connection with our initial public offering.

(3)	“Other Fees” are fees billed by Grant Thornton LLP for the performance of due diligence services related to the acquisition by our subsidiary, CBS Personnel Holdings, Inc. of PMC Staffing Solutions, Inc. completed in November 2006.
Pre-Approval Policies and Procedures
     The audit committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The audit committee has also delegated to the chairman of the committee the authority to approve additional audit and non-audit services and, subject to compliance with all applicable independence requirements, to approve the engagement of additional accounting firms to provide such services. The audit committee or its chairman has pre-approved all of the services provided by Grant Thornton LLP since its engagement. All other audit-related, tax and other fees may be approved by the audit committee prospectively.
     In making its recommendation to ratify the selection of Grant Thornton LLP as independent auditor for the fiscal year ending December 31, 2007, the audit committee has considered whether the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP and has determined that such services do not interfere with Grant Thornton LLP’s independence.
Recommendation of the Board
     Our board of directors recommends that, based on the recommendation of the audit committee, you vote FOR the ratification of the selection of Grant Thornton LLP to serve as independent auditor for the Company and the Trust for the fiscal year ending December 31, 2007.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Certain Information Regarding our Directors and Executive Officers
     The name and age of each director or executive officer and the positions held by each of them as of March 31, 2007 are as follows:

Director	Age	Serving as Officer or Director Since	Position
C. Sean Day	57	2006	Chairman/Director
Harold S. Edwards	41	2006	Director
D. Eugene Ewing	58	2006	Director
Mark H. Lazarus	43	2006	Director
Ted Waitman	57	2006	Director
I. Joseph Massoud	39	2005	Director, Chief Executive Officer
James J. Bottiglieri	51	2005	Director, Chief Financial Officer
Board Meetings and Committees
     Our board has met ten times in total in 2006. All independent directors attended 100% of the combined board and committee meetings on which they served in 2006.
     The LLC agreement gives our board the authority to delegate its powers to committees appointed by the board. All of our standing committees are composed solely of independent directors. Our committees are required to conduct meetings and take action in accordance with the directions of the board, the provisions of our LLC agreement and the terms of the respective committee charters. We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Copies of all committee charters are available on our website at www.compassdiversifiedtrust.com, and in print from us without charge upon request by writing to Investor Relations at our principal executive offices at 61 Wilton Road, Westport, Connecticut 06880. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company or the Trust makes with the Securities Exchange Commission, which we refer to as the SEC.
     Audit Committee. The audit committee is comprised entirely of independent directors who meet the independence requirements of Nasdaq and Rule 10A-3 of the Exchange Act, and includes at least one “audit committee financial expert,” as required by applicable SEC regulations. The audit committee is responsible for, among other things:
•	retaining and overseeing our independent accountants;

•	assisting the Company’s board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

•	reviewing and approving the plan and scope of the internal and external audit;

•	pre-approving any audit and non-audit services provided by our independent auditors;

•	approving the fees to be paid to our independent auditors;

•	reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;

•	preparing the audit committee report to be filed with the SEC; and

•	reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.
     Messrs. Edwards, Ewing and Waitman serve on our audit committee, and the board has determined that Mr. Ewing qualifies as an audit committee financial expert as defined by the SEC. The audit committee met five times during 2006.

     Compensation Committee. The compensation committee is comprised entirely of independent directors who meet the independence requirements of Nasdaq. In accordance with the compensation committee charter, the members are “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The responsibilities of the compensation committee include:
•	reviewing our Manager’s performance of its obligations under the management services agreement;

•	reviewing the remuneration of our Manager and approving the remuneration paid to our Manager for the compensation of our chief executive officer;

•	determining the compensation of our independent directors;

•	granting rights to indemnification and reimbursement of expenses to the Manager and any seconded individuals; and

•	making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs.
     Messrs. Edwards, Ewing and Lazarus serve on our compensation committee. The compensation committee met two times during 2006.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee is comprised entirely of independent directors who meet the independence requirements of Nasdaq. The nominating and corporate governance committee is responsible for, among other things:
•	recommending the number of directors to comprise the board of directors;

•	identifying and evaluating individuals qualified to become members of the board of directors, other than our Manager’s appointed director and his or her alternate, and soliciting recommendations for director nominees from the chairman and chief executive officer of the Company;

•	recommending to the board the director nominees for each annual shareholders’ meeting, other than our Manager’s appointed director;

•	recommending to the board of directors the candidates for filling vacancies that may occur between annual shareholders’ meetings, other than our Manager’s appointed director;

•	reviewing independent director compensation and board processes, self-evaluations and policies;

•	overseeing compliance with our code of ethics and conduct by our officers and directors; and

•	monitoring developments in the law and practice of corporate governance.
     Messrs. Edwards, Lazarus and Waitman serve on our nominating and corporate governance committee. The nominating and corporate governance committee met one time during 2006.
Compensation Committee Interlocks and Insider Participation
     None of the Company’s executive officers or members of the Company’s board of directors has served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of the Company’s board of directors or compensation committee.
Other Matters
     In addition to his role as chief executive officer of CPM, Mr. Waitman is the acting general manager of a subsidiary of CPM that is a direct competitor of Aeroglide, which we acquired on February 28, 2007. As such, Mr. Waitman recused himself from all deliberations and approval of the Aeroglide acquisition. Moreover, we and Mr. Waitman intend to take steps going forward to address potential conflicts arising from Mr. Waitman’s service on our board and Mr. Waitman’s position with the subsidiary of CPM that competes with Aeroglide.
Executive Sessions of our Board
     Our corporate governance guidelines provide that the non-management directors will meet without management directors at regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate. To the extent that any non-management directors are not independent, the independent directors will meet in regularly scheduled executive sessions at least once annually. In accordance with our corporate governance guidelines, the chairman of the audit committee, nominating and corporate governance committee or compensation committee will preside at these executive sessions of the non-management directors as determined by the non-executive directors based upon the subject matter to be discussed. Mr. Day presided, and continues to preside, over these sessions. Our non-management directors met two times during 2006.

Nominations of Directors
     As provided in its charter, the nominating and corporate governance committee will identify and recommend to the board nominees for election or re-election to the board. The committee will review candidates for the board recommended by the Company’s management and other members of the board who are not members of the committee, as well as candidates recommended by shareholders, in accordance with the following criteria and as discussed in “Shareholder Nominations of Directors” below.
     The nominating and corporate governance committee, in making its recommendations regarding board nominees, may consider some or all of the following factors, among others:
•	the candidate’s judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;

•	the relationship of the candidate’s experience to the experience of other board members;

•	the extent to which the candidate would be a valuable addition to the board and any committees thereof;

•	whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Manager or the Company’s management; and

•	the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills, and knowledge of the industry in which the Company operates.
     In recommending candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the board of directors to have a majority of directors that are independent under the requirements of Nasdaq and other applicable laws, and at least three directors that are independent under these requirements and are not appointed by the Manager pursuant to the terms of the management services agreement or otherwise affiliated with our Manager.
     In addition, the nominating and corporate governance committee will recommend candidates for election as directors based on the following criteria and qualifications:
•	Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the board of directors in its business judgment.

•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

•	Commitment to our Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation and shall be in agreement with our values as embodied in our code of ethics and conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of our Company.

•	Complementary Attributes. Such person shall have skills and talents which would be a valuable addition to the board and any committees thereof and that shall complement the skills and talents of our existing directors.

•	Reputation and Integrity. Such person shall be of high repute and integrity.
     Under the corporate governance guidelines, directors must inform the chairman of the board and the chairman of the nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board or any committee thereof.
Shareholder Nominations of Directors
     To make a director nomination, a shareholder must give written notice to our Secretary at our principal executive office at 61 Wilton Road, Westport, Connecticut 06880, Attention: Investor Relations. To be considered for inclusion in our proxy statement for the 2008 Annual Meeting of Shareholders, shareholder nominations must be received by the Company no later than January 25, 2008. In order for a notice to be timely, it must be delivered to our Secretary and the principal executive office described in the preceding sentence not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by a shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting if first made by the Trust.
     When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting.

     In addition to any other requirements, for a shareholder to properly bring a nomination for director before either an annual or special meeting, the shareholder must be a shareholder of record on both the date of the shareholder’s notice of nomination and the record date relating to the meeting.
     The shareholder submitting the recommendation must submit:
•	the shareholder’s name and address as they appear on the share register of the Trust, as well as the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	the number of shares of Trust stock which are owned beneficially and of record by such shareholder and such beneficial owner, if any; and

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the recommendation is being made by the shareholder.
     In addition, any such notice from a shareholder recommending a director nominee must include the following information:
•	the candidate’s name, age, business address and residence address;

•	the candidate’s principal occupation or employment;

•	the number of shares of Trust stock that are beneficially owned by the candidate;

•	a copy of the candidate’s resume;

•	a written consent from the candidate to being named in the proxy statement as a nominee and to serving as director, if elected; and

•	any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Exchange Act.
     We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, our corporate governance guidelines, other of our policies and guidelines and the current needs of the board.

DIRECTOR COMPENSATION
     Our non-management directors receive annual cash retainers of $40,000, or $60,000 if serving as the Company’s chairman, payable in equal quarterly installments, as well as cash compensation for attendance at committee meetings and an annual retainer for service as committee chairman, both as described below. For fiscal year 2006, the annual retainers began to accrue to the directors as of April 25, 2006. Directors (including the chairman) are reimbursed for reasonable out-of -pocket expenses incurred in attending meetings of the board of directors or committees and for any expenses reasonably incurred in their capacity as directors. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company by the directors in accordance with the policies of the Company as in effect from time to time.
     Messrs. Edwards, Ewing, Lazarus and Waitman have been independent directors since the closing of our initial public offering in May 2006.
     Each member of the Company’s various standing committees also receives the following compensation related to service to these committees:
•	for attending a committee meeting in person (if any): $2,000 for each meeting of the audit committee; $2,000 for each meeting of the nominating and corporate governance committee; and $2,000 for each meeting of the compensation committee; and

•	for attending a telephonic committee meeting (if any): $1,000 for each meeting of the audit committee; $1,000 for each meeting of the nominating and corporate governance committee; and $1,000 for each meeting of the compensation committee.
     The chairperson of the audit committee, nominating and corporate governance committee and compensation committee also receive an annual cash retainer payable in equal quarterly installments of $10,000, $5,000 and $5,000, respectively.
     Non-management directors also receive on or around January 1st of each year $20,000, or $30,000 if serving as the Company’s chairman, of shares in the Trust. The non-management directors receive that number of shares in the Trust that can be purchased with $20,000 or $30,000, as applicable, at the market price on the date of purchase.
     Mr. Day is an equity owner in an entity that is entitled to receive a percentage of any profit allocation paid by the Company to our Manager, as more particularly described herein under the section entitled “Certain Relationships and Related Party Transactions.”
     The following table provides compensation paid or accrued by us to our directors in 2006:

								Change in
								Pension Value
								and Non -
								Qualified
						Non-Equity		Deferred
	Fees Earned			Option		Incentive Plan		Compensation		All other
	or Paid in Cash	Stock Awards		Awards		Compensation		Earnings		Compensation
Name	($)	($)		($)		($)		($)		($)	Total
C. Sean Day	$41,045	$30,000	(1)	$—		$—		$—		$—	$71,045
Harold S. Edwards	42,783	20,000	(1)	—		—		—		—	62,783
D. Eugene Ewing	45,204	20,000	(1)	—		—		—		—	65,204
Mark H. Lazarus	31,363	20,000	(1)	—		—		—		—	51,363
Ted Waitman	40,783	20,000	(1)	—		—		—		—	60,783

Totals	$201,178	$110,000			$(2)		$(2)		$(2)	$—	$311,178

(1)	Represents 1,683 fully vested shares for C. Sean Day and 1,122 fully vested shares for each other director issued pursuant to the annual award described above. These shares were received by the directors on January 3, 2007.

(2)	The Company does not have any stock option, non-equity incentive or deferred compensation arrangements for any of its directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of our Executive Compensation
     The Company was formed on November 18, 2005 and completed its initial public offering on May 16, 2006. It had no prior operating history. The current executive officers, Messrs. Massoud and Bottiglieri, are employed by our Manager and are seconded to the Company which means that they have been assigned by our Manager to work for the Company during the term of the management services agreement between us and our Manager. The Company does not have any other executive officers. Our Manager determines and pays the compensation of these officers who we refer to as the “Named Executive Officers,” subject to the reimbursement described below.
     We do not pay any compensation to our executive officers seconded to us by our Manager. Our Manager is responsible for the payment of compensation to the executive officers seconded to us. We do not reimburse our Manager for the compensation paid to our Chief Executive Officer, I. Joseph Massoud. We do, however, pay our Manager a quarterly management fee and our Manager uses the proceeds from the management fee, in part, to pay compensation to Mr. Massoud. Pursuant to the management services agreement with our Manager, we reimburse our Manager for the compensation paid to our Chief Financial Officer, Mr. James J. Bottiglieri. Such reimbursement is approved by the Company’s compensation committee. Mr. Bottiglieri is paid pursuant to an employment agreement as described below.
     Our Manager owns 100% of the allocation interests of the Company, which generally will entitle our Manager to receive a 20% profit allocation as a form of equity incentive, subject to the Company’s profits with respect to a business exceeding an annualized hurdle rate of 7%, which hurdle is tied to such business’ growth relative to our consolidated net equity. No amounts were paid under these allocation interests during fiscal year 2006.
     The discussion that follows relates to the compensation policies and philosophy for Mr. Bottiglieri only, as the compensation of Mr. Massoud is not reimbursed by the Company.
Elements of Our Executive Compensation and How Each Relates to Our Overall Compensation Objectives
     Annual compensation for Mr. Bottiglieri is paid pursuant to an employment agreement. Mr. Bottiglieri’s employment agreement provides that his annual compensation is to be paid through a combination of a base salary and an annual cash bonus. Both elements are designed to be competitive with comparable employers in our industry and intended to provide incentives and reward Mr. Bottiglieri for his contributions to the Company.
Objectives of Our Executive Compensation and What it is Designed to Reward
     The primary objective of the base salary and annual cash bonus elements of our executive compensation is to attract and retain a qualified and talented individual as Chief Financial Officer. Through payment of a competitive base salary, we recognize particularly the experience, skills, knowledge and responsibilities required of the Chief Financial Officer position. An annual cash bonus is designed to reward our Chief Financial Officer’s individual performance during the year and can therefore be variable from year to year.
How We Determine the Amount of Each Element
     To determine the amount of our Chief Financial Officer’s base salary and annual cash bonus, we informally consider competitive market practices, by speaking with reputable recruitment agencies and reviewing annual reports on Form 10-K or similar information of other companies. We do not use compensation consultants at this time.
     When establishing Mr. Bottiglieri’s 2006 base salary, the compensation committee and management considered a number of factors including Mr. Bottiglieri’s seniority, the functional role of his position, the level of his responsibility, the ability to replace Mr. Bottiglieri and the base salary of Mr. Bottiglieri at his prior employment.
     Mr. Bottiglieri’s salary is reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities. The leading factor in determining increases in salary level is the employment market in Connecticut for other senior financial executives. We expect the salary of our Chief Financial Officer to stay relatively constant with adjustments largely reflecting additional responsibilities assumed or to compensate for cost of living increases.

     The annual cash bonus element of our executive compensation policy is determined on a discretionary basis and is largely based upon the job performance of Mr. Bottiglieri in completing his responsibilities. It is not based upon the performance of the Company and is unrelated to the amount of Mr. Bottiglieri’s base salary. The employment agreement for Mr. Bottiglieri defines the minimum amount of annual cash bonus to be paid for any fiscal year to be $100,000, but does not limit the amount of his annual bonus. The amount of Mr. Bottiglieri’s annual cash bonus for 2006 was established by our chief executive officer and approved by our compensation committee. Mr. Bottiglieri’s annual cash bonus is accrued quarterly in the Company’s consolidated financial statements and is updated based on the amount of the annual cash bonus approved by the compensation committee.
Summary Compensation Table
     The following Summary Compensation Table summarizes the total compensation accrued for our Chief Financial Officer in 2006.

Change In
Pension Value
And Non-
Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Other Compensation	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)
James J. Bottiglieri Chief Financial Officer (1)(2)	2006	218,750	75,000	—	—	—	—	41,004 (3)	334,754

(1)	Mr. Bottiglieri began employment with our Manager on May 16, 2006. Mr. Bottiglieri’s annual rate of salary for 2006 was $350,000 and was increased to $360,000 as of January 1, 2007

(2)	The named executive did not participate in any stock award, stock option, non equity incentive or non qualified deferred stock compensation plans.

(3)	Includes the following payments we paid on behalf of the executive:

	Healthcare	Insurance	401-K
	Contributions	Premiums	Contributions	Total
Name	($)	($)	($)	($)
James J. Bottiglieri	$9,711	$68	$30,625	$41,004
Grants of Plan Based Awards
     None of our named executives participate in or have account balances in any plan based award programs.
Employment Agreements
     Employment Agreement with James J. Bottiglieri. In September 2005, The Compass Group entered into an employment agreement with Mr. Bottiglieri, our Chief Financial Officer that provided for a two-year term. This agreement was assigned to our current Manager as part of our initial public offering, which we refer to as the IPO. A summary of the terms of Mr. Bottiglieri’s current employment agreement is set forth below.
     Pursuant to the employment agreement, Mr. Bottiglieri’s base salary was $350,000. The Manager has the right to increase, but not decrease, the base salary during the term of the employment agreement. The employment agreement provides that Mr. Bottiglieri is entitled to receive an annual bonus, which bonus must not be less than $100,000, as determined in the sole judgment of our board of directors. Pursuant to the employment agreement, if Mr. Bottiglieri’s employment is terminated by him without good reason (as defined in the employment agreement) before the completion of two years of employment or terminated by our Manager for cause (as defined in the employment agreement), he will be entitled to receive his accrued but unpaid base salary. In addition, if his employment is terminated due to a disability, he will be entitled to receive an amount equal to six months of his base salary and one-half times his average bonus for any fiscal year during his employment. If Mr. Bottiglieri terminates his employment for good reason or without good reason after the completion of two years of employment but prior to the completion of four years of employment or if the Manager terminates his employment other than for cause, he will be entitled to receive his accrued but unpaid base salary plus $300,000. The employment agreement prohibits Mr. Bottiglieri from soliciting any of the Manager’s or Company’s employees for a period of two years after the termination of his employment. The employment agreement also requires that he protect the Company’s confidential information.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested
     None of our named executives have ever held options to purchase interests in us or other awards with values based on the value of our interests.
Pension Benefits
     None of our named executives participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
     None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Potential Payments upon Termination or Change in Control
     The following summarizes potential payments payable to our executive officers upon termination of employment or a change in control of us under their current employment agreements.
     Employment Agreement with James J. Bottiglieri. Pursuant to his employment agreement, if Mr. Bottiglieri’s employment is terminated by him without good reason (as defined in the employment agreement) before the completion of two years of employment or terminated by our Manager for cause (as defined in the employment agreement), he will be entitled to receive his accrued but unpaid base salary. In addition, if his employment is terminated due to a disability, he will be entitled to receive an amount equal to six months of his base salary and one-half times his average bonus for any fiscal year during his employment. If Mr. Bottiglieri terminates his employment for good reason or without good reason after the completion of two years of employment but prior to the completion of four years of employment or if the Manager terminates his employment other than for cause, he will be entitled to receive his accrued but unpaid base salary plus $300,000. The Company is accruing this obligation to Mr. Bottiglieri over a three year period and accrued $67,000 for this obligation during fiscal 2006.
     Supplemental Put Agreement. Our Manager is also the owner of 100% of the allocation interests in the Company. Our Manager is owned and controlled by its managing member, our Chief Executive Officer, Mr. Massoud. Concurrent with our IPO, we entered into a supplemental put agreement with our Manager pursuant to which our Manager shall have the right to cause the Company to purchase the allocation interests then owned by our Manager upon either (i) the termination of the management services agreement (other than as a result of our Manager’s resignation), or (ii) our Manager resigns on any date that is at least three years after the closing of our IPO. Essentially, the put rights granted to our Manager require us to acquire our Manager’s initial allocation interests in the Company at a price based on a percentage of the increase in fair value in the Company’s businesses over its basis in those businesses. If we terminate the management services agreement, the payment to the Manager will be determined at two times the increase in fair value in the Company businesses over its initial basis in those businesses. Each fiscal quarter the fair value of our subsidiaries is estimated for the purpose of determining the Company’s potential liability associated with the supplemental put agreement. Any change in the potential liability is accrued currently as a non-cash charge to earnings. For the year ended December 31, 2006, the Company accrued approximately $22.5 million for the potential liability associated with the supplemental put agreement. See the section “Certain Relationships and Related Party Transactions” for additional information related to the supplemental put agreement.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS
     The following table sets forth information regarding the beneficial ownership of shares of Trust stock by each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares of Trust stock, each of our directors and executive officers and our directors and executive officers as a group as of March 31, 2007, based on 20,450,000 shares issued and outstanding.
     All holders of shares of Trust stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of Trust stock. The voting rights attached to shares of Trust stock held by our directors, executive officers or major shareholders do not differ from those that attach to shares of Trust stock held by any other holder.
     Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares, whether or not the shares are held for the individual’s benefit. The address for each Director, Executive Officer, Compass Group International and Pharos I, LLC is 61 Wilton Road, Westport, Connecticut, 06880.

	Shares of Trust Stock
	Representing Sole	Percent of
	Voting and/or	Shares
Name and Address of Beneficial Owner	Investment Power	Outstanding
5% Beneficial Owners
CGI(1)	7,350,000	35.9%
Prides Capital Partners, L.L.C.(2)	1,308,653	6.4%
Chilton Investment Company, L.L.C.(3)	1,105,045	5.4%
Directors and Executive Officers:
C. Sean Day	323,350	1.6%
I. Joseph Massoud(4)	266,667	1.3%
James J. Bottiglieri	6,667	*
Harold S. Edwards	3,830	*
D. Eugene Ewing	9,455	*
Mark H. Lazarus	1,122	*
Ted Waitman	14,455	*
All Directors and Executive Officers as a Group	625,546	3.1%

*	Less than 1%.

(1)	These shares are owned by CGI Diversified Holdings LP, a wholly owned subsidiary of CGI. Upon completion of the Follow-on Offering and the separate private placement transaction, CGI will own shares representing 30.2% of our shares. See the section below entitled “Certain Relationships and Related Party Transactions” for more information about the relationship of CGI and its affiliates.

(2)	Number of shares presented is based solely on the information provided in a filing by such person with the SEC on Schedule 13D. The address for Prides Capital Partners, L.L.C. is 200 High Street, Suite 700, Boston, Massachusetts 02110

(3)	The address for Chilton Investment Company, L.L.C. is 300 Park Avenue, 19th floor, New York, N.Y. 10022.

(4)	Our chief executive officer, Mr. Massoud, as managing member of Pharos, exercises sole voting and investment power with respect to the shares owned by Pharos. Amounts with respect to Mr. Massoud reflect his beneficial ownership of shares through his interest in and control of Pharos.

     The following table sets forth certain information regarding the beneficial ownership of the Company’s two classes of equity interests.

	Number of	Percent of
	Interests(1)	Class
Compass Group Management LLC
Allocation interests	1,000	100%
Trust interests	—	—
Compass Diversified Trust(2)
Allocation interests	—	—
Trust interests	20,450,000	100%

(1)	Compass Group Diversified Holdings LLC has two classes of interests: allocation interests and trust interests.

(2)	Each beneficial interest in the trust corresponds to one underlying trust interest of the company. Unless the trust is dissolved, it must remain the sole holder of 100% of the trust interests and at all times the company will have outstanding the identical number of trust interests as the number of outstanding shares of the trust. As a result of corresponding interest between shares and trust interests, each holder of shares identified in the table above relating to the trust must be deemed to beneficially own a correspondingly proportionate interest in the company.
          The following table sets forth certain information as of March 31, 2007, regarding the beneficial ownership by certain executive officers and directors of the Company of equity interests in certain of our businesses.

	Number of	Percent of
	Shares	Class
C. Sean Day Advanced Circuits, Series B Common Stock(1)	10,000	0.8%

(1)	Mr. Day is the direct owner of 6,480 shares of Series B Common Stock and Mr. Day’s children are the owners in the aggregate of 3,520 shares of Series B Common Stock.

AUDIT COMMITTEE REPORT
     Our audit committee is composed of three independent directors, all of whom are financially literate. In addition, the board has determined that Mr. Ewing, an independent director and the chairman of the audit committee, qualifies as an audit committee financial expert as defined by the SEC. The audit committee operates under a written charter, which reflects Nasdaq listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the audit committee charter is available on the Company’s website at www.compassdiversifiedtrust.com.
     The audit committee’s primary role is to assist the board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence and performance and (4) the performance of our internal audit and control functions.
     The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.
     The audit committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the Manager, and the auditor regarding financial reporting), or attestation services. In addition, the audit committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.
     The audit committee has reviewed and discussed with management and Grant Thornton LLP, the Company’s independent auditor, the audited financial statements as of and for the year ended December 31, 2006. The audit committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditor its written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed its independence from the Company and its management. The audit committee also considered whether the non-audit services provided by Grant Thornton LLP to us during 2006 were compatible with its independence as auditor.
     Based on these reviews and discussions, the audit committee has recommended to the board, and the board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
Members of the Audit Committee
D. Eugene Ewing, Chairman
Harold S. Edwards
Ted Waitman
     The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION COMMITTEE REPORT
     We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s 2007 Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s proxy statement.
Members of the Compensation Committee
Harold S. Edwards
D. Eugene Ewing
Mark H. Lazarus

     The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.
CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Ethics and Conduct
     Our board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the board. Our corporate governance guidelines are available on our website at www.compassdiversifiedtrust.com and in print from us without charge upon request by writing to Investor Relations at Compass Group Diversified Holdings LLC, 61 Wilton Road, Westport, Connecticut 06880.
     We also have a code of ethics and conduct that sets forth our commitment to ethical business practices. Our code of ethics and conduct applies to our directors, officers and employees, including our chief executive officer and chief financial officer, and also applies to our Manager, its employees and any affiliates of our Manager that perform management services for us. Our code of ethics and conduct is available on our website and in print from us without charge upon request.
Communications with our Board
     Communications to our board or to any director individually may be made by writing to the following address:
Attention: [Board of Directors] [Board Member]
c/o James J. Bottiglieri, Secretary
61 Wilton Road
Westport, CT 06880
     Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director or to the chairman of our board if addressed to the board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policy for Approval of Related Person Transactions
          Our independent directors, through the various committees of our board of directors, are responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following related parties have or will have a direct or indirect material interest:
•	our chief executive officer and chief financial officer;

•	our directors; and

•	other members of the management team involved in the oversight of the day-to-day operations of the Company and its subsidiaries.
          Any transaction required to be disclosed pursuant to Item 404 of Regulation S-K (“related party transactions”) must be reviewed and approved for potential conflict of interest by our independent directors, through the various committees of our board of directors. The Company may not enter into or engage in any related party transaction with a related party without such approval. All related party transactions involving an acquisition from or sale to an affiliate of our Manager, including any entity managed by an affiliate of our Manager, must be submitted to the nominating and corporate governance committee for pre-approval. Details of related party transactions will be publicly disclosed as required by applicable law.
Relationships with Related Parties
CGI
          Compass Group Investments, Inc., which we refer to as CGI, through its wholly owned subsidiaries, was the sole limited partner in each of the entities from which the Company acquired a controlling interest in our initial businesses and Anodyne, as well as the sole limited partner in CGI Diversified Holdings, LP. CGI is also an affiliate of Navco Management, Inc., the general partner of CGI Diversified Holdings, LP and the entities from which the Company acquired controlling interests in our initial businesses and Anodyne.
          We used a portion of the net proceeds from the IPO, the separate private placement transactions that are described below and our initial borrowing from our prior credit agreement to acquire controlling interests in our businesses from CGI and its subsidiaries. Such controlling interests were acquired or otherwise obtained by CGI and its subsidiaries pursuant to equity investments totaling approximately $71.9 million, which controlling interests we acquired from CGI and its subsidiaries for approximately $147.7 million in cash.
          CGI was the sole owner of The Compass Group, the former manager of these businesses. The members of our management team, while working for The Compass Group, advised CGI on the acquisition and management of these businesses.
          CGI Diversified Holdings, LP currently owns an aggregate of 7,350,000, or 35.9% of our shares. CGI Diversified Holdings, LP purchased, in conjunction with the IPO in a separate private placement transaction, 5,733,333 shares at the IPO price per share, having an aggregate purchase price of approximately $86 million. In addition, CGI Diversified Holdings, LP purchased 666,666 shares having an aggregate purchase price of $10 million through the IPO. As indicated above, the proceeds of these sales were used in part to pay the purchase price to CGI Diversified Holdings, LP and its subsidiaries for the acquisition of our businesses. CGI Diversified Holdings, LP also became a non-managing member of our Manager following the IPO. In addition, in connection with the acquisition of Anodyne on August 1, 2006, we issued 950,000 of our newly issued shares to CGI Diversified Holdings, LP valued at $13.1 million, or $13.77 per share. In November of 2006, CGI Diversified Holdings, LP contributed its membership interest in our Manager to a newly formed entity: CGI Seagin Holdings, LLC, which we refer to as CGI Seagin, in exchange for a managing membership interest in CGI Seagin. As a result, CGI Seagin is entitled to receive 10% of any profit allocation paid by the Company to our Manager and CGI Diversified Holdings, LP, is indirectly entitled to receive half of any such profit allocation paid CGI Seagin. Mr. Day, our chairman, also holds a 50% non-managing membership interest in CGI Seagin, which entitles him, indirectly, to receive half of any profit allocation paid by the Company to CGI Seagin.
          CGI has agreed to purchase, in conjunction with the closing of our proposed follow-on public offering of stock, which we refer to as the Follow-on Offering, in a separate private placement transaction, that number of shares, at a per share price equal to the Follow-on Offering price, having an aggregate purchase price of approximately $30 million. CGI will have certain registration rights in connection with the shares it acquires in the separate private placement transaction. See the section entitled “Registration Rights” below for more information about these registration rights. CGI is a 50% managing member in CGI Seagin, a non-managing member of our Manager. CGI Seagin is entitled to receive 10% of any profit allocation paid by the Company to our Manager.

Our Manager
     Our relationship with our Manager is governed principally by the following three agreements:
•	the management services agreement relating to the management services our Manager performs for us and the businesses we own and the management and transaction fees to be paid to our Manager in respect thereof;

•	the Company’s LLC agreement setting forth our Manager’s rights with respect to the allocation interests our Manager owns, including the right to receive profit allocations from the Company; and

•	the supplemental put agreement relating to our Manager’s right to cause the Company to purchase the allocation interests owned by our Manager.
          Concurrent with the IPO, all the employees of The Compass Group became employees of our Manager. While our Manager will provide management services to the Company, our Manager is also permitted to provide services, including services similar to the management services provided to us, to other entities. In this respect, the management services agreement and the obligation to provide management services will not create a mutually exclusive relationship between our Manager and the Company or our businesses. As such, our Manager, and our management team, will be permitted to engage in other business endeavors, which may be related to or affiliated with CGI. Mr. James Bottiglieri, our chief financial officer, will devote 100% of his time to our affairs.
          The Company reimbursed our Manager and its affiliates after the closing of the IPO, for certain costs and expenses incurred prior to and in connection with the closing of the IPO in the amount of approximately $6 million. The Company paid our Manager approximately $300,000 in transaction services fees and expense payments in respect of our Manager’s services as an advisor to us in connection with the acquisition of Anodyne from CGI.
          Mr. Massoud, as managing member of our Manager, will beneficially receive the management fees, offsetting management fees, fees under any transaction services agreements and expense reimbursements related to the foregoing, and he will use such proceeds to pay the compensation, overhead, out-of-pocket and other expenses of our Manager, satisfy its contractual obligations and otherwise distribute such proceeds to the members of our Manager in accordance with our Manager’s organizational documents.
Mr. C. Sean Day
          Mr. Day, the chairman of our board, was the chairman of The Compass Group, a wholly owned subsidiary of CGI. Mr. Day is not an employee, director or officer of our Manager. Mr. Day owns a 50% non-managing membership interest in CGI Seagin, a non-managing member of our Manager. CGI Seagin is entitled to receive 10% of any profit allocation paid by the Company to our Manager.
Pharos I LLC
          Pharos purchased, in conjunction with the closing of the IPO in a separate private placement transaction, 266,667 shares at the IPO price per share having an aggregate purchase price of $4 million. As indicated above, this amount was used in part to pay the purchase price to CGI and its subsidiaries for the acquisition of our businesses by the Company. Pharos is owned by certain employees of our Manager, including Mr. Massoud, our chief executive officer. Mr. Massoud, as managing member, controls Pharos.
Contractual Arrangements with Related Parties
          The following discussion sets forth the agreements that we entered into with related parties in connection with the IPO.
Stock Purchase Agreement with Sellers, including CGI and its Subsidiaries
          CGI and its subsidiaries, together with the other sellers, entered into stock purchase agreements with the Company pursuant to which the Company acquired controlling interests in our initial businesses and Anodyne. Upon consummation of the transactions contemplated by the stock purchase agreements, the Company succeeded to the rights and interests of the applicable selling CGI subsidiaries under certain shareholders’ agreements and registration rights agreements then in place at our initial businesses and Anodyne.
Loan Agreements with each of our Subsidiaries
          The Company is a party to a loan agreement with each of our businesses pursuant to which the Company will make loans and financing commitments to each of our businesses.
Management Services Agreement

          The Company entered into a management services agreement pursuant to which we will pay our Manager, for services performed by our Manager, a quarterly management fee equal to 0.5% (2.0% annualized) of the Company’s adjusted net assets as of the last day of each fiscal quarter. The management services agreement was amended on November 8, 2006, to clarify that adjusted net assets are not reduced by non-cash charges associated with the supplemental put agreement. Such amendment was unanimously approved by our board and the compensation committee of our board. The management fee paid to our Manager is required to be paid prior to the payment of any distributions to shareholders. The management fee will be offset by fees paid to our Manager by our businesses under management services agreements that our Manager entered into with, or be assigned with respect to, our businesses, which we refer to as offsetting management services agreements. We accrued and paid approximately $3.0 million of management fees under this agreement during fiscal 2006.
Offsetting Management Services Agreements
          Our Manager has entered into and may, at any time in the future, enter into offsetting management services agreements directly with the businesses that we own relating to the performance by our Manager of offsetting management services for such businesses. All fees, if any, paid by the businesses that we own to our Manager pursuant to an offsetting management services during any fiscal quarter will offset, on a dollar-for-dollar basis, the management fee otherwise due and payable by the Company to our Manager under the management services agreement for such fiscal quarter. The Manager has entered into offsetting management services agreements with all of its subsidiaries. Offsetting management fees were approximately $1.4 million during fiscal 2006.
LLC Agreement
          The Trust and our Manager are each equity holders of the Company’s limited liability company interests and parties to the LLC agreement relating to their respective interests in the Company. The LLC agreement sets forth our Manager’s rights with respect to their profit allocation interest among other things. The LLC agreement was amended on January 9, 2007, to address a drafting error related to the methodology used to calculate our Manager’s profit allocation. The impact of the amendment to the LLC agreement is positive for shareholders as it ensures that 100% of the Company’s overhead and equity are allocated among our businesses for purposes of the hurdle calculation prior to payment of profit allocation to our Manager. The amendment to the LLC agreement was unanimously approved by our board of directors on January 4, 2007.
          The Company will pay a profit allocation with respect to its businesses to our Manager, as holder of 100% of the allocation interests, upon the occurrence of certain events if the Company’s profits with respect to a business exceeding an annualized hurdle rate of 7%, which hurdle is tied to such business’ adjusted net assets (as defined in the LLC agreement) relative to the sum of all of our subsidiaries’ adjusted net assets. The calculation of profit allocation with respect to a particular business will be based on:
•	such business’ contribution-based profit, which generally will be equal to such business’ aggregate contribution to the Company’s profit during the period such business is owned by the Company; and

•	the Company’s cumulative gains and losses to date.
          Generally, a profit allocation will be paid in the event that the amount of profit allocation exceeds the annualized hurdle rate of 7% in the following manner: (i) 100% of the amount of profit allocation in excess of the hurdle rate of 7% but that is less than the hurdle rate of 8.75%, which amount is intended to provide our Manager with an overall profit allocation of 20% once the hurdle rate of 7% has been surpassed; and (ii) 20% of the amount of profit allocation in excess of the hurdle rate of 8.75%. Our Manager has the right to cause the Company to purchase the allocation interests it owns, as described below under the heading “ Supplemental Put Agreement.” Mr. Day owns a 50% non-managing membership interest in CGI Seagin, a non-managing member of our Manager. CGI Seagin is entitled to receive 10% of any profit allocation paid by the Company to our Manager.
Supplemental Put Agreement
          As distinct from its role as our Manager, our Manager is also the owner of 100% of the allocation interests in the Company. Concurrent with the IPO, we entered into a supplemental put agreement with our Manager pursuant to which our Manager shall have the right to cause the Company to purchase the allocation interests then owned by our Manager upon termination of the management services agreement. Essentially, the put rights granted to our Manager require us to acquire our Manager’s allocation interests in the Company at a price based on a percentage of the increase in fair value in the Company’s businesses over its basis in those businesses. At any point in time, the supplemental put liability recorded on the Company’s balance sheet is our Manager’s estimate of what its allocation interests are worth based upon a percentage of the increase in fair value of our businesses over our basis in those businesses. Because the supplemental put price would be calculated based upon an assumed profit allocation for the sale of all of our businesses, the growth of the supplemental put liability over time is indicative of our Manager’s estimate of the Company’s unrealized gains on its interests in our businesses. A decline in the supplemental put liability is indicative either of the realization of gains associated with the sale a business and the corresponding payment of a profit allocation to our Manager (as with Crosman), or a decline in our Manager’s estimate of the Company’s unrealized gains on its interests in our businesses. We account for the change in the estimated value of the supplemental put liability on a quarterly basis in our income statement. The expected value of the supplemental put liability effects our results of operation but it does not affect our cash flows or our cash flow available for distribution. See the financial statements included in our annual report accompanying this proxy statement and footnotes B and O thereto for further information concerning the Supplemental Put Agreement.
Private Placement Agreement
          CGI has agreed to purchase, in conjunction with the closing of the Follow-on Offering in a separate private placement transaction, that number of shares, at a per share price equal to the Follow-on Offering price, having an aggregate purchase price of approximately $30 million.
Registration Rights Agreements
          In connection with CGI’s and Pharos’ purchase of 5,733,333 and 266,667 shares, respectively, pursuant to the separate private placement transactions in connection with the IPO and described above, we entered into registration rights agreements with CGI Diversified Holdings, LP and Pharos for the registration of such shares under the Securities Act, which we refer to as the IPO registration rights agreements. Likewise, in connection with the grant of 950,000 restricted shares to CGI in connection with the Company’s purchase of Anodyne from CGI’s subsidiary Compass Medical Mattress Partners L.P., we entered into a registration rights agreement with CGI Diversified Holdings, LP for the registration of such shares under the Securities Act.
          The IPO registration rights agreements require us to file a shelf registration statement under the Securities Act relating to the resale of all the shares acquired by Pharos and CGI in the private placement transactions in connection with the IPO as soon as reasonably possible following the first anniversary of the closing of the IPO, or earlier if so requested by the holders of registration rights, to permit the public resale of (i) 30% of CGI’s and Pharos’ shares, as the case may be, after November 16, 2006, (ii) an additional 35% of CGI’s and Pharos’ shares, as the case may be, after November 16, 2007, and (iii) all of CGI’s and Pharos’ shares, as the case may be, after May 15, 2009. The registration rights agreement we entered into with CGI with respect to the 950,000 shares issued to CGI in connection with our acquisition of Anodyne requires us to file a shelf registration statement under the Securities Act relating to the resale of all the shares issued to CGI in connection with our acquisition of Anodyne as soon as reasonably possible following the first anniversary of the closing of the acquisition, or earlier if so requested by the holders of registration rights, to permit the public resale of (i) 30% of CGI’s shares until January 31, 2007, (ii) an additional 35% of CGI’s shares after January 31, 2007 until July 31, 2009, and (iii) all of CGI’s shares after July 31, 2009. In addition, we will enter into a registration rights agreement with CGI in connection with the separate private placement transaction described in this above. This registration rights agreement will require us to file a shelf registration statement under the Securities Act relating to the resale of all shares issued to CGI in connection with such separate private placement transaction as soon as reasonably possible following May 16, 2007. In each case, we have agreed, or will agree, to use our best efforts to have the registration statement declared effective as soon as possible thereafter and to maintain effectiveness of the registration statement (subject to limited exceptions). We are obligated to take certain actions and are required to permit resales of the registrable shares. In addition, the holders of registration rights may require us to include their shares in future registration statements that we file, subject to cutback at the option of the underwriters of any such offering. Each registration statement will provide that we will bear the expenses incurred in connection with the filing of any registration statements pursuant to the exercise of registration rights. We do not expect any holders of registration rights to include their shares in the Follow-on Offering.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent of our Trust stock, to file initial reports of ownership and reports of changes in ownership of our Trust stock and our other equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based upon this assistance, as well as upon our review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act in 2006.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
     To be considered for inclusion in our proxy statement for the 2008 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 20, 2007 and no earlier than November 20, 2007. In order to be included in Company-sponsored proxy materials, shareholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to shareholders. No other business (other than matters included in our proxy statement in accordance with Rule 14a-8) may be presented for action at the annual meeting unless a shareholder gives timely notice of the proposal in writing to the Secretary. To be timely, a shareholder’s notice is required to be delivered to the Secretary not less than 120 days no more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Shareholder proposals should be sent to the Secretary at Compass Group Diversified Holdings LLC, 61 Wilton Road, Westport, Connecticut 06880, Attention: Investor Relations.
     Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be included in the proxy statement and voted on by the stockholders at the Annual Meeting of Stockholders to be held in May 2008 must submit in writing proposals, including all supporting materials, to the Company at its principal executive offices no later than December 20, 2008 (120 days before the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to the Company’s By-Laws, if a stockholder intends to nominate a person for the election to the Company’s Board of Directors or present a proposal for business in the Company’s proxy statement for such meeting, the Company must receive the nomination or proposal after December 24, 2007 and before January 25, 2008 for it to be considered timely received. If the notice of a stockholder nomination or proposal is not timely received, the Company will be authorized to exercise discretionary voting authority with respect to the nomination or proposal.
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS
     Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, are available to shareholders free of charge on our website at www.compassdiversifiedtrust.com under the caption “Investor Relations — SEC Filings” or by writing to us at 61 Wilton Road, Westport, Connecticut 06880, Attention: Investor Relations.
OTHER MATTERS
     We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly at their discretion and in accordance with their best judgment presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.

Exhibit A
FIRST AMENDMENT
     THIS FIRST AMENDMENT (“First Amendment”) dated May ___, 2007, to Amended and Restated Trust Agreement (“Agreement”) of Compass Diversified Trust, a Delaware statutory trust (the “Trust”), is made effective as of April 25, 2006, the effective date of the Agreement, by and among COMPASS GROUP DIVERSIFIED HOLDINGS LLC, a Delaware limited liability company (the “Sponsor”), THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation, as Delaware trustee (in such capacity, the “Delaware Trustee”), and MR. ALAN B. OFFENBERG and MR. JAMES J. BOTTIGLIERI, as the regular trustees (each a “Regular Trustee”, together “Regular Trustees” and, collectively with the Delaware Trustee, the “Trustees”).
     The Sponsor and the Trustees hereby agree as follows:
1. A new Section 9.6 is added to the Agreement to read as follows:
Section 9.6 Treatment of Trust as Tax Partnership
     Notwithstanding anything to the contrary elsewhere in this Agreement, in the event that the Sponsor, acting through the Board of Directors, determines that the Trust is, or is reasonably likely to be, required to issue Schedules K-1 to Shareholders, or if the Board of Directors determines that it is otherwise reasonable and prudent to do so, the Sponsor may, in lieu of the procedure provided in Section 9.2 and without the consent or approval of any other Person pursuant to Section 10.2, amend or amend and restate this Agreement as necessary so that with respect to any or all periods the Trust will be treated as a partnership for federal income tax purposes and to provide for those provisions that are customary, necessary or useful for an entity treated as a partnership for federal income tax purposes.
2. The Sponsor and the Trustees otherwise ratify and confirm the Agreement.

▼PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED▼

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2007.

P R O X Y
The undersigned hereby appoints I. Joseph Massoud and James J. Bottiglieri, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Trust stock of Compass Diversified Trust that the undersigned is entitled in any capacity to vote if personally present at the 2007 Annual Meeting of Shareholders to be held on May 25, 2007, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.
THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS RETURNED SIGNED, BUT NO
DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE
BOARD OF DIRECTORS OF COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

▼ PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

☒	Please mark your votes as in this example using dark ink only.
Compass Group Diversified Holdings LLC’s Board of Directors Recommends a Vote “FOR” Proposals 1, 2 and 3, below:

							FOR	AGAINST	ABSTAIN
1.	To elect as directors all nominees listed (except as marked to the contrary below):	FOR ☐	WITHHOLD ☐	FOR ALL EXCEPT ☐	2.	To approve the amendment of the Trust Agreement:	☐	☐	☐
							FOR	AGAINST	ABSTAIN
	01 Harold S. Edwards 02 Mark H. Lazarus				3.	To ratify the appointment of Grant Thomton LLP as independent auditor:	☐	☐	☐
	INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” box and strike a line through the nominee’s name. Your shares will be voted for the remaining nominee(s).

Date , 2007

Signature(s)

Signature(s) (Co-Owner if any)

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.